                                                            DRAFT-AUGUST 6, 2001










                           _______________ Shares/1/


                               MAX RE CAPITAL LTD.

                    COMMON SHARES, PAR VALUE $1.00 PER SHARE







                             UNDERWRITING AGREEMENT






__________, 2001









______________________________________
/1/    Insert number of shares to be sold (not including green shoe).
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                                                  ______________, 2001



Morgan Stanley & Co. Incorporated
Salomon Smith Barney Inc.
c/o Morgan Stanley & Co.
    Incorporated
    1585 Broadway
    New York, New York  10036

Dear Sirs and Mesdames:


                  Max Re Capital Ltd., a company existing under the laws of Bermuda (the "Company"), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the "Underwriters") _______________ Common Shares, par value $1.00 per share (the "Firm Shares"). The Company also proposes to issue and sell to the several Underwriters not more than an additional ______________ Common Shares, par value $1.00 per share (the "Additional Shares") if and to the extent that you, as Managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares." The Common Shares, par value $1.00 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "Common Stock."

                  The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "Securities Act"), is hereinafter referred to as the "Registration Statement"; the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the "Prospectus." If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement.

                  As part of the offering contemplated by this Agreement, Salomon Smith Barney Inc. ("Salomon Smith Barney") has agreed to reserve out of the Firm Shares set forth opposite its name on the Schedule I to this Agreement, __________ shares of Common Stock [(representing 5% of the total number of Firm Shares)], for sale to persons who are directors, officers, or employees, or who are otherwise associated with the Company (collectively, "Participants"), as set forth in the Prospectus under the heading "Underwriters" (the "Directed Share Program"). The Shares to be sold by Salomon Smith Barney pursuant to the Directed

Share Program (the "Directed Shares") will be sold by Salomon Smith Barney pursuant to this Agreement at the public offering price. Any Directed Shares not orally confirmed for purchase by any Participants by the end of the business day immediately following the date on which this Agreement is executed will be offered to the public by Salomon Smith Barney as set forth in the Prospectus.

                  1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

                                    (a) The Registration Statement has become
                  effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

                                    (b) (i) The Registration Statement, when it
                  became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

                                    (c) The consolidated historical financial
                  statements and schedules of the Company and its consolidated subsidiaries included in the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The consolidated balance sheets of the Company and its subsidiaries as of December 31, 2000 and 1999 and the related consolidated statements of income and comprehensive income, changes in shareholders' equity and cash flows for the year ended December 31, 2000 and the period from July 8, 1999 to December 31, 1999 have been audited by KPMG. The selected financial data set forth under the caption "Selected Financial Data" in the Prospectus and Registration Statement fairly present, on the basis stated in the Prospectus and the Registration Statement, the information included therein. All statutory financial statements of Max Re Ltd., from which certain ratios and other statistical data contained in the Registration Statement and the Prospectus have been derived, have for each relevant period been prepared in conformity with the accounting practices required or permitted by applicable Insurance Laws (as defined below) of Bermuda and present fairly the information purported to be shown. Such accounting practices have been applied on a consistent basis throughout the periods involved. Statutory financial statements of Max Re Ltd. are not required to be prepared pursuant to the insurance laws of any jurisdiction other than Bermuda.

                                    (d) KPMG, who have certified certain
                  financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Prospectus, are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder.

                                    (e) The Company has been duly incorporated,
                  is validly existing as a company in good standing under the laws of Bermuda, has the corporate power and authority to own or lease its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business, operations or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a "Material Adverse Effect").

                                    (f) Max Re Ltd., Max Re Diversified
                  Strategies, Ltd. ("MDS"), Max Re Managers Ltd. ("Max Re Managers") and Max Re Europe Limited ("Max Re Europe") are the only subsidiaries of the Company. Each subsidiary of the Company has been duly formed and is validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, have a Material Adverse Effect; all of the issued shares of capital stock of each subsidiary of the Company other than Max Re Ltd., and all of the issued shares of voting capital stock of Max Re Ltd., have been duly and validly authorized and issued, are fully paid and non-assessable and are owned by the Company directly or through Max Re Ltd., free and clear of all liens, encumbrances, equities or claims; and the shares representing a 7.5% interest in Grand Central Re Limited are owned by the Company directly or through Max Re Ltd., free and clear of all liens, encumbrances, equities or claims. Except as described in the Prospectus, there are no limits, whether direct or indirect, under any provision of applicable law, under the memorandum of association or bye-laws or other organizational document of any subsidiary of the Company, under any agreement or other instrument binding upon the Company or any of its subsidiaries or any of their properties, or under any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries, on the ability of any subsidiary of the Company
                  (i) to pay any dividends to the Company, (ii) to make any other distribution on such subsidiary's capital stock, (iii) to repay to the Company any loans or advances to such subsidiary from the Company or (iv) to transfer any of such subsidiary's property or assets to the Company or any other subsidiary of the Company.

                                    (g) This Agreement has been duly authorized,
                  executed and delivered by the Company.

                                    (h) The authorized capital stock of the
                  Company conforms as to legal matters to the description thereof contained in the Prospectus.

                                    (i) The shares of Common Stock outstanding
                  prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid (except to the extent that shares of Common Stock purchased by certain executives of the Company that were financed by Company loans, as is described in the Prospectus under the caption "Certain Relationships and Related Transactions-- Loans to Management," could be deemed not to be fully paid) and non-assessable. The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights, except to the extent that the right of certain strategic investors and the Chief Executive Officer to receive warrants upon the issuance of equity by the Company, as is described in the Prospectus under the caption "Capital Stock-- Warrants," could be deemed to be a preemptive or similar right.

                                    (j) Neither the Company nor any of its
                  subsidiaries is in violation of its memorandum of association or bye-laws or other organizational document or, except to the extent that any default would not, singly or in the aggregate, have a Material Adverse Effect, in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, lease or other agreement or instrument to which it or any of them is a party or by which it or any of them or any of their properties may be bound.

                                    (k) At the Closing Date (as defined below),
                  the Company will have an authorized capitalization as set forth in the Prospectus. Except as set forth in the Prospectus, there are no outstanding options, warrants or other rights calling for the issuance of, and there are no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any of its subsidiaries or any security convertible into or exchangeable or exercisable for any shares of capital stock of the Company or any of it subsidiaries. The form of certificates for the Shares conforms to the requirements of the laws of Bermuda and the Nasdaq National Market; and the Shares have been approved for quotation on the Nasdaq National Market, subject to official notice of issuance.

                                    (l) The execution and delivery by the
                  Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the memorandum of association or bye-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries or any of their properties that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky or insurance securities laws of the various states in connection with the offer and sale of the Shares, the filing of the Prospectus under the Bermuda Companies Act 1981 in connection with the offer and sale of the Shares and such as may be required and have been obtained from the Bermuda Monetary Authority.

                                    (m) There has not occurred any material
                  adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the prospects, earnings, business, operations or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement). Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business;
                  (ii) the Company has not purchased any of its outstanding capital stock, nor [, except for ____________,] [IF DIVIDEND DECLARED BEFORE PRICING] declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in the Prospectus.

                                    (n) There are no legal or governmental
                  proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

                                    (o) Each preliminary prospectus filed as
                  part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

                                    (p) The Company and each of its subsidiaries
                  is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

                                    (q) The Company and its subsidiaries (i) are
                  in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"),
                  (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

                                    (r) There are no costs or liabilities
                  associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

                                    (s) The Company and each of its subsidiaries
                  maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                                    (t) The Company and its subsidiaries do not
                  own any real property and have good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Prospectus.

                                    (u) The Company and its subsidiaries own or
                  possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

                                    (v) No material labor dispute with the
                  employees of the Company or any of its subsidiaries exists, except as described in the Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could, singly or in the aggregate, have a Material Adverse Effect.

                                    (w) The Company and its subsidiaries are
                  insured by the insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, singly or in the aggregate, have a Material Adverse Effect, except as described in the Prospectus.

                                    (x) Except as described in the Prospectus,
                  there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

                                    (y) The Statements in the Prospectus under
                  the caption "Material Tax Considerations" insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly summarize the matters referred to therein.

                                    (z) Max Re Ltd. is duly registered by the
                  Bermuda Minister of Finance as a long-term insurer and as a Class 4 insurer, and the Company is registered by the Bermuda Minister of Finance as a long-term insurer, under the Bermuda Insurance Act 1978, as amended, and any applicable rules and regulations thereunder. Neither the Company nor Max Re Ltd. is required to be licensed or admitted as an insurer or an insurance holding company, as applicable, in, or otherwise to comply with the insurance laws (including laws that relate to companies that control insurance companies) and the rules, regulations and interpretations of the insurance regulatory authorities thereunder (collectively, "Insurance Laws") of, any jurisdiction other than Bermuda in order to conduct their respective businesses as described in the Prospectus. Max Re Europe is not required to be licensed or admitted as an insurer in, or otherwise to comply with, the Insurance Laws of, any jurisdiction other than Ireland and the EU in order to conduct its business as described in the Prospectus.

                                    (aa) Each of the Company, Max Re Ltd. and
                  Max Re Europe possesses all consents, authorizations, approvals, orders, licenses, certificates, or permits issued by any regulatory agencies or bodies (collectively, "Permits") which are necessary to conduct the business now operated by it as described in the Prospectus, except where the failure to possess such Permits, singly or in the aggregate, would not have a Material Adverse

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                  Effect; all of such Permits are in full force and effect,
                  except where the failure to be in full force and effect, singly or in the aggregate, would not have a Material Adverse Effect; and there is no pending, contemplated or threatened action, suit, proceeding, investigation or event against or involving the Company, Max Re Ltd. or Max Re Europe (and the Company knows of no reasonable basis for any such action, suit, proceeding, investigation or event) that could lead to the revocation, modification, termination, suspension or any other material impairment of the rights of the holder of any such Permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect. None of the Company, Max Re Ltd. and Max Re Europe has received any notification from any insurance authority, commission or other insurance regulatory body to the effect that any additional Permit from such authority, commission or body is needed to be obtained by the Company, Max Re Ltd. or Max Re Europe or that the Company, Max Re Ltd. or Max Re Europe is not in compliance with any applicable Insurance Law; and no such authority, commission or body has issued any order or decree impairing, restricting or prohibiting the continuation of the business of the Company, Max Re Ltd. or Max Re Europe as currently conducted.

                                    (bb) Each of the Company and Max Re Ltd. has
                  filed all statutory financial returns, reports, documents and other information required to be filed pursuant to the applicable Insurance Laws of Bermuda, and has duly paid all taxes (including franchise taxes and similar fees) it is required to have paid under the applicable Insurance Laws of Bermuda, except where the failure, singly or in the aggregate, to file such return, report, document or information or to pay such taxes would not have a Material Adverse Effect; and each of the Company and Max Re Ltd. maintains its books and records in accordance with the applicable Insurance Laws of Bermuda, except where the failure to so maintain its books and records, singly or in the aggregate, would not have a Material Adverse Effect. Max Re Europe has filed all statutory financial returns, reports, documents and other information required to be filed pursuant to the applicable Insurance Laws of Ireland and the European Union, and has duly paid all taxes (including franchise taxes and similar fees) it is required to have paid under the applicable Insurance Laws of Ireland and the European Union, except where the failure, singly or in the aggregate, to file such return, report, document or information or to pay such taxes would not have a Material Adverse Effect; and Max Re Europe maintains its books and records in accordance with the applicable Insurance Laws of Ireland and the European Union, except where the failure to so maintain its books and records, singly or in the aggregate, would not have a Material Adverse Effect.

                                    (cc) Except as disclosed in the Registration
                  Statement, all retrocessional and reinsurance treaties, contracts and arrangements to which any of the Company's subsidiaries is a party are in full force and effect and none of the Company or any of its subsidiaries is in violation of, or in default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained therein, except where the failure to be in full force and effect and except where any such violation or default would not, singly or in the aggregate, have a Material Adverse Effect. None of the Company or any of its subsidiaries has received any written notice that any of the other parties to such treaties, contracts or agreements intends not to perform, or will be unable to perform, in any material respect such treaty, contract or agreement, except where such non-performance would not, singly or in the aggregate, have a Material Adverse Effect.

                                    (dd) Any tax returns required to be filed by
                  the Company or any of its subsidiaries in any jurisdiction have been filed and any material taxes, including any withholding taxes, excise taxes, penalties and interest, assessments and fees and other charges due or claimed to be due from such entities have been paid, other than any of those being contested in good faith and for which adequate reserves have been provided or any of those currently payable without penalty or interest; Max Re Ltd. has filed protective U.S. federal income tax returns for the year ended December 31, 2000.

                                    (ee) The Company and Max Re Ltd. have
                  received from the Bermuda Minister of Finance an assurance under The Exempted Undertakings Tax Protection Act, 1966 of Bermuda to the effect set forth in the Prospectus under the caption "Material Tax Considerations--Taxation of Max Re Capital and its Subsidiaries--Bermuda", and the Company has not received any notification to the effect (and is not otherwise aware) that such assurance may be revoked or otherwise not honored by the Bermuda government. There is no Bermuda income, corporation or profits tax, withholding tax, capital gains tax, estate duty or inheritance tax payable by the Company, any of its subsidiaries or any Underwriter, except where such Underwriter is ordinarily resident in Bermuda or resident in Bermuda for exchange control purposes;

                                    (ff) The Company and its subsidiaries have
                  not taken, directly or indirectly, any action designed to or that would be reasonably expected to cause or result in the Company and/or any of its subsidiaries being treated as (i) engaged in a trade or business within the United States for purposes of the Internal Revenue Code of 1986, as amended (the "Code"), or (ii) a passive foreign investment company within the meaning of section 1297 of the Code.

                                    (gg) Neither the Underwriters nor any
                  subsequent purchasers of the Shares is subject to any stamp duty, excise or similar tax imposed in Bermuda in connection with the offering, sale or purchase of the Shares; and no registration, documentary, recording, transfer or other similar tax, fee or charge by any Bermuda government authority is payable in connection with the execution, delivery, filing, registration or performance of this Agreement.

                                    (hh) There are no currency exchange control
                  laws or withholding taxes, in each case of Bermuda, that would be applicable to the payment of dividends (i) on the Shares by the Company (other than as may apply to residents of Bermuda for Bermuda exchange control purposes) or (ii) by the any of the Company's subsidiaries to the Company. The Bermuda Monetary Authority has designated the Company and Max Re Ltd. as nonresident for exchange control purposes and has granted permission for the issue and transfer of the Shares (including permission for the issue or transfer of up to 20% of the Company's shares in issue from time to time to persons resident in Bermuda for exchange control purposes), subject to the condition that the Common Shares of the Company shall be listed on the NASDAQ National Market System or any other appointed stock exchange. Such permission has not been revoked and is in full force and effect, and the Company is not aware of any proceedings planned or threatened for the revocation of such permission. The Company and Max Re Ltd. are "exempted companies" under Bermuda law and have not (i) acquired and do not hold any land in Bermuda, other than that held by way of lease or tenancy for terms of not more than 21 years, without the express authorization of the Bermuda legislature, (ii) taken mortgages on land in Bermuda to secure an amount in excess of $50,000, without the consent of the Bermuda Minister of Finance, (iii) acquired any bonds or debentures secured by any land in Bermuda (other than certain types of Bermuda government securities), or (iv) conducted their business in a manner that is prohibited for "exempted companies" under Bermuda law. Neither the Company nor Max Re Ltd. has received notification from the Bermuda Monetary Authority or any other Bermuda governmental authority of proceedings relating to the modification or revocation of its designation as nonresident for exchange control purposes, its permission to issue and transfer the Shares, or its status as an "exempted company."

                                    (ii) Neither the Company nor any of its
                  subsidiaries has taken or will take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares pursuant to the distribution contemplated by this Agreement, and other than as permitted by the Securities Act or the applicable rules and regulations of the Commission thereunder, neither the Company nor any of its subsidiaries have distributed, and none of them will distribute, prior to the later to occur of (i) the Closing Date or the Option Closing Date and (ii) completion of the distribution of the Shares, any prospectus or other offering material in connection with the offering and sale of the Shares.

                                    (jj) Neither the Company nor any of its
                  subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of Bermuda.

                                    (kk) The Company has validly and irrevocably
                  submitted to the nonexclusive jurisdiction of any New York Court (as defined below) with respect to suits, actions or proceedings arising out of or in connection with violations of United States federal securities laws relating to offers and sales of the Shares, has validly and irrevocably waived, to the fullest extent permitted by law, any objections that it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any New York Court based on or arising under this Agreement or any claims that any such suit, action or proceeding brought in any New York Court has been brought in an inconvenient forum, and has duly and irrevocably appointed CT Corporation System as its agent to receive service of process with respect to actions arising out of or in connection with any such suit, action or proceeding; and service of process effected in the manner set forth in
                  Section 10 of this Agreement will be effective under the laws of Bermuda to confer personal jurisdiction over the Company.

                                    (ll) The Company has not offered, or caused
                  the Underwriters to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

                                    (mm) Furthermore, the Company represents and
                  warrants that (i) the Registration Statement, the Prospectus and any preliminary prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program, and that (ii) no authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the Directed Shares are offered outside the United States.

                                    (nn) The form of Shareholders' Agreement
                  filed with the Commission as Exhibit 10.1 to the Registration Statement is a true and correct copy of the Shareholders' Agreement dated as of December 22, 1999 by and among Maximus Capital Holdings, Ltd., Max Re Ltd. and each of the other signatories thereto (the "Shareholders' Agreement"), which Shareholders' Agreement is in full force and effect as of the execution of this Agreement.

                                    (oo) Attached hereto as Exhibit A-1 is a
                  true and correct copy of the Instructions (as defined below) which have been delivered by the Company to its transfer agent on or prior to the date hereof and which Instructions are in full force and effect as of the execution of this Agreement.

                                    (pp) Attached hereto as Exhibit A-2 is a
                  true and correct copy of Section 5 of the subscription agreement entered into between the Company and each current shareholder of the Company (with the exception of Bayerische Hypo- und Vereinsbank ("HVB"), which entered into a stock purchased agreement with the Company containing substantially similar language), and Section 5 of each such subscription agreement, and the analagous provision in the stock purchase agreement with respect to HVB (together with Section 5, the "Section 5 Provisions"), is in full force and effect as of the execution of this Agreement.

                  2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedule I hereto opposite its name at $______ a share (the "Purchase Price").

                  On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have a one-time right to purchase, severally and not jointly, up to _______________ Additional Shares at the Purchase Price. If you, on behalf of the Underwriters, elect to exercise such option, you shall so notify the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

                  The Company hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated ("Morgan Stanley") and Salomon Smith Barney on behalf of the Underwriters, it will not, and will cause its subsidiaries not to, during the period ending 180 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, any securities convertible into or exercisable or exchangeable for Common Stock or any securities convertible into or exercisable or exchangeable for any such securities or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company or Max Re Ltd. of shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing or (C) the issuance by the Company or Max Re Ltd. of warrants to acquire Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock pursuant to contractual agreements in effect on the date hereof of which the Underwriters have been advised in writing.

                  3. Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at $_____________ a share (the "Public Offering Price") and to certain dealers selected by you at a price that represents a concession not in excess of $______ a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $_____ a share, to any Underwriter or to certain other dealers.

                  4. Payment and Delivery. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on ____________, 2001 or at such other time on the same or such other date, not later than _________, 2001 as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Closing Date".

                  Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the notice described in Section 2 or at such other time on the same or on such other date, in any event not later than _______, 2001 as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Option Closing Date".

                  Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

                  5. Conditions to the Underwriters' Obligations. The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than [_____] (New York City time) on the date hereof.

                  The several obligations of the Underwriters are subject to the following further conditions:

                                    (a) Subsequent to the execution and delivery
                  of this Agreement and prior to the Closing Date:

                                    (i) there shall not have occurred any
                  downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded to Max Re Ltd. by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act, A.M. Best Company, Inc. or Fitch, Inc.; and

                                    (ii) there shall not have occurred any
                  change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business, operations or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable or inadvisable to market the Shares on the terms and in the manner contemplated in the Prospectus.

                                    (b) The Underwriters shall have received on
                  the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that (i) the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date, (ii) no stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose are pending before or threatened by the Commission and (iii) the Company has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

                  The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

                                    (c) The Underwriters shall have received on
                  the Closing Date an opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P., outside counsel for the Company, dated the Closing Date, to the effect that:

                                    (i) except as described in the Prospectus,
                  there are no limits, whether direct or indirect, under any provision of law of the United States, or the State of New York, under any agreement or other instrument governed by New York law and filed as an exhibit to the Registration Statement that is binding upon the Company or any of its subsidiaries or any of their properties, or under any judgment, order or decree of any United States federal or New York State governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries, on the ability of any subsidiary of the Company (i) to pay any dividends to the Company, (ii) to make any other distribution on such subsidiary's capital stock, (iii) to repay to the Company any loans or advances to such subsidiary from the Company or (iv) to transfer any of such subsidiary's property or assets to the Company or any other subsidiary of the Company;

                                    (ii) [to the knowledge of the lawyers at
                  such counsel who have participated in the representation of the Company], neither the Company nor any of its subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, lease or other agreement or instrument filed as an exhibit to the Registration Statement;

                                    (iii) except as set forth in the Prospectus,
                  [to the knowledge of the lawyers at such counsel who have participated in the representation of the Company], there are no outstanding options, warrants or other rights calling for the issuance of, and there are no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any of its subsidiaries or any security convertible into or exchangeable or exercisable for any shares of capital stock of the Company or any of it subsidiaries; and the form of certificates for the Shares conforms to the requirements of the Nasdaq National Market;

                                    (iv) the execution and delivery by the
                  Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable United States federal or New York State law or, to the best of such counsel's knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or, to the best of such counsel's knowledge, any judgment, order or decree of any United States federal or New York State governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any United States federal or New York State governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws or insurance securities laws of the various states in connection with the offer and sale of the Shares;

                                    (v) [to the knowledge of the lawyers at such
                  counsel who have participated in the representation of the Company], there are no United States federal or New York State legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any United States federal or New York State statutes or regulations or any contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

                                    (vi) each preliminary prospectus filed as
                  part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied as to form when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder;

                                    (vii) except as described in the Prospectus,
                  [to the knowledge of the lawyers at such counsel who have participated in the representation of the Company], there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement;

                                    (viii) the statements (A) in the Prospectus
                  under the captions "Regulation--United States", ["Management",] "Principal Shareholders", "Certain Relationships and Related Party Transactions", "Material Tax Considerations--Taxation of Max Re Capital and its Subsidiaries--United States", "Material Tax Considerations-- Taxation of Shareholders--United States Taxation of U.S. Shareholders", "Shares Eligible for Future Sale" and "Underwriters" (but only with respect to the statements under the caption "Underwriters" summarizing the Underwriting Agreement), (B) in the parts of the Prospectus identified in
                  Schedule II hereto and (C) in the Registration Statement in Items 14 and 15, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

                                    (ix) neither the Company nor Max Re Ltd. is
                  required to be licensed or admitted as an insurer or an insurance holding company, as applicable, in, or otherwise to comply with the Insurance Laws of, the State of New York in order to conduct their respective businesses as described in the Prospectus;

                                    (x) the Registration Statement and
                  Prospectus (except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder;

                                    (xi) the Company and each of its
                  subsidiaries is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be required to register as an "investment company" as such term is defined in the Investment Company Act.

                  Such counsel may also state that they have not made any independent verification or check, and are not passing upon and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus, other than those mentioned above, but such counsel shall confirm that they have, however, participated in reviews and discussions in connection with the preparation of the Registration Statement and Prospectus prior to the Closing Date, and in the course of such reviews and discussions (relying as to matters of fact upon statements of officers and other representatives of the Company) no facts came to their attention that led them to believe that (x) the Registration Statement and the Prospectus included therein at the time the Registration Statement became effective (in each case, apart from the financial statements and schedules and other financial and statistical data contained therein or omitted therefrom as to which such counsel need not express any opinion) contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (y) the Prospectus (apart from the financial statements and schedules and other financial and statistical data contained therein or omitted therefrom as to which such counsel need not express any opinion) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                    (d) The Underwriters shall have received on
                  the Closing Date an opinion of Conyers Dill & Pearman, outside Bermuda counsel for the Company, dated the Closing Date, to the effect that:

                                    (i) each of the Company, Max Re Ltd. and Max
                  Re Managers Ltd. has been duly formed, is validly existing as a corporation in good standing under the laws of Bermuda and has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in Bermuda;

                                    (ii) all of the issued shares of capital
                  stock of Max Re Ltd. and Max Re Managers Ltd. have been duly and validly authorized and issued, are fully paid and non-assessable, and all of the issued shares of capital stock of Max Re Managers Ltd., and all of the issued shares of voting capital stock of Max Re Ltd. are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims; and the shares representing a 7.5% interest in Grand Central Re Limited are owned by the Company indirectly through Max Re Ltd., free and clear of all liens, encumbrances, equities or claims;

                                    (iii) except as described in the Prospectus,
                  there are no limits, whether direct or indirect, under any provision of applicable law, under the memorandum of association or bye-laws or other organizational document of Max Re Ltd. and Max Re Managers Ltd., under any agreement or other instrument binding upon the Company or any of its subsidiaries or any of their properties, or under any judgment, order or decree of any Bermuda governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries, on the ability of Max Re Ltd. or Max Re Managers (i) to pay any dividends to the Company, (ii) to make any other distribution on its capital stock, (iii) to repay to the Company any loans or advances to it from the Company or
                  (iv) to transfer any of its property or assets to the Company or any other subsidiary of the Company;

                                    (iv) the authorized capital stock of the
                  Company conforms as to legal matters to the description thereof contained in the Prospectus;

                                    (v) the shares of Common Stock outstanding
                  prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid (except to the extent that shares of Common Stock purchased by certain executives of the Company that were financed by Company loans, as is described in the Prospectus under the caption "Certain Relationships and Related Transactions -- Loans to Management," could be deemed not to be fully paid) and non-assessable;

                                    (vi) the Shares have been duly authorized
                  and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights, except to the extent that the right of certain strategic investors and the Chief Executive Officer to receive warrants upon the issuance of equity by the Company, as is described in the Prospectus under the caption "Capital Stock -- Warrants," could be deemed to be a preemptive or similar right;

                                    (vii) the Company has the necessary
                  corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Shares and has taken all necessary corporate action required to authorize the execution, delivery and performance of this Agreement;

                                    (viii) this Agreement has been duly
                  authorized, executed and delivered by the Company;

                                    (ix) to the best of such counsel's
                  knowledge, neither the Company nor Max Re Ltd. nor Max Re Managers is in violation of its memorandum of association or bye-laws, and neither the Company nor any of its subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, lease or other agreement or instrument filed as an exhibit to the Registration Statement;

                                    (x) the form of certificates for the Shares
                  conforms to the requirements of the laws of Bermuda;

                                    (xi) the execution and delivery by the
                  Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the memorandum of association or bye-laws of the Company or, to the best of such counsel's knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court of Bermuda having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any Bermuda governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required and have been obtained from the Bermuda Monetary Authority;

                                    (xii) after due inquiry, such counsel does
                  not know of any legal or governmental proceedings pending or threatened in Bermuda to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

                                    (xiii) based solely on a search of the
                  Register of Charges, maintained by the Register of Companies pursuant to Section 55 of the Companies Act 1981, conducted on [________], 2001, there are no registered charges registered against the Company or, Max Re Ltd. or Max Re Managers;

                                    (xiv) the statements (A) in the Prospectus
                  under the captions "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Business", "Regulation", "Management", "Principal Shareholders", "Certain Relationships and Related Party Transactions", "Description of Capital Stock", "Shares Eligible for Future Sale" and "Enforceability of Civil Liabilities Under United States Federal Securities Laws" and (B) in the Registration Statement in Items 14 and 15, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

                                    (xv) Max Re Ltd. is duly registered by the
                  Bermuda Minister of Finance as a long-term insurer and as a Class 4 insurer, and the Company is duly registered by the Bermuda Minister of Finance as a long-term insurer, under the Bermuda Insurance Act 1978, as amended, and any applicable rules and regulations thereunder;

                                    (xvi) there is no Bermuda income,
                  corporation or profits tax, withholding tax, capital gains tax, estate duty or inheritance tax payable by the Company, Max Re Ltd., Max Re Managers or any Underwriter, except where such Underwriter is ordinarily resident in Bermuda for exchange control purposes;

                                    (xvii) neither the Underwriters nor any
                  subsequent purchasers of the Shares is subject to any stamp duty, excise or similar tax imposed in Bermuda in connection with the offering, sale or purchase of the Shares; and no registration, documentary, recording, transfer or other similar tax, fee or charge by any Bermuda government authority is payable in connection with the execution, delivery, filing, registration or performance of this Agreement;

                                    (xviii) there are no currency exchange
                  control laws or withholding taxes, in each case of Bermuda, that would be applicable to the payment of dividends (i) on the Shares by the Company (other than as may apply to residents of Bermuda for Bermuda exchange control purposes) or
                  (ii) by Max Re Ltd. or Max Re Managers to the Company; the Bermuda Monetary Authority has designated the Company and Max Re Ltd. as nonresident for exchange control purposes and has granted permission for the issue and transfer of the Shares. The Company and Max Re Ltd. are "exempted companies" under Bermuda law;

                                    (xix) the Underwriters will not be deemed to
                  be resident, domiciled or carrying on business in Bermuda by reason only of the execution, performance and enforcement of this Agreement;

                                    (xx) neither the Company nor any of its
                  subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of Bermuda;

                                    (xxi) each of the Underwriters has standing
                  to bring an action or proceeding before the appropriate courts in Bermuda for the enforcement of this Agreement; it is not necessary or advisable in order for any Underwriter to enforce its rights under this Agreement, including the exercise of remedies thereunder, that such Underwriter be licensed, qualified or otherwise entitled to carry on business in Bermuda; and it is not necessary or advisable to ensure the enforceability in Bermuda of this Agreement that this Agreement be registered in any register kept by, or filed with, any governmental authority or regulatory body in Bermuda;

                                    (xxii) the Company has validly and
                  irrevocably submitted to the nonexclusive jurisdiction of any New York Court (as defined below) with respect to suits, actions or proceedings arising out of or in connection with violations of United States federal securities laws relating to offers and sales of the Shares, has validly and irrevocably waived, to the fullest extent permitted by law, any objections that it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any New York Court based on or arising under this Agreement or any claims that any such suit, action or proceeding brought in any New York Court has been brought in an inconvenient forum, and has duly and irrevocably appointed CT Corporation System as its agent to receive service of process with respect to actions arising out of or in connection with any such suit, action or proceeding; service of process effected in the manner set forth in Section 10 of this Agreement will be effective under the laws of Bermuda to confer personal jurisdiction over the Company; and the choice of New York law as the governing law of this Agreement is a valid and effective choice of law;

                                    (xxiii) the courts of Bermuda would
                  recognize as a valid judgment, a final and conclusive judgment in personam obtained in any New York Court against the Company based on this Agreement under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (A) such New York Court had proper jurisdiction over the parties subject to such judgment, (B) such New York Court did not contravene the rules of natural justice of Bermuda, (C) such judgment was not obtained by frauds, (D) the enforcement of such judgment would not be contrary to the public policy of Bermuda, (E) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda and
                  (F) the due compliance with the correct procedures under the laws of Bermuda; and such counsel is not aware of any reason why the enforcement of such a judgment would be contrary to the public policy of Bermuda; and

                                    (xxiv) the restrictions on transfer of
                  shares of Common Stock [and the requirements for compulsory surrender of shares of Common Stock] provided in the Company's bye-laws are valid and enforceable under Bermuda law.

                  Such opinion may contain customary assumptions, exceptions, limitations and qualifications, [including, without limitation, qualifications as to enforceability.]

                  (e) The Underwriters shall have received on the Closing Date an opinion of A&L Goodbody, outside Irish counsel for the Company, dated the Closing Date, to the effect that:

                                    (i) Max Re Europe has been duly
                  incorporated, is validly existing as a corporation in good standing under the laws of Ireland and has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and no steps have been taken or are being taken to appoint a receiver, examiner or liquidator over it or to wind it up;

                                    (ii) all of the issued shares of capital
                  stock of Max Re Europe have been duly and validly authorized and issued, are fully paid and not subject to calls for any additional payments and are registered in the name of Max Re Ltd., and, to the best of such counsel's knowledge, are free and clear of all liens, encumbrances, equities or claims;

                                    (iii) except as described in the Prospectus,
                  there are no limits, whether direct or indirect, under any provision of applicable Irish law or under the Memorandum and Articles of Association of Max Re Europe, and, to the best of such counsel's knowledge, under any agreement or other instrument binding upon Max Re Europe or any of its properties, or under any judgment, order or decree of any Irish governmental body, agency or court having jurisdiction over Max Re Europe, on the ability of Max Re Europe (i) to pay any dividends to Max Re Ltd., (ii) to make any other distribution on its capital stock, (iii) to repay to Max Re Ltd. any loans or advances to it from Max Re Ltd. or (iv) to transfer any of its property or assets to Max Re Ltd. or any other subsidiary of Max Re Ltd.;

                                    (iv) the execution and delivery by the
                  Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable Irish law or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court of Ireland having jurisdiction over Max Re Europe, and no consent, approval, authorization or order of, or qualification with, any Irish governmental body or agency is required for the performance by the Company of its obligations under this Agreement;

                                    (v) after due inquiry, such counsel does not
                  know of any legal or governmental proceedings pending or threatened in Ireland to which Max Re Europe is a party or to which any of the properties of Max Re Europe is subject that are required to be described in the Registration Statement or the Prospectus and are not so described;

                                    (vi) the statements in the Prospectus under
                  the captions "Risk Factors--Risks Related to Regulation," "Regulation--Ireland" and "Material Tax Considerations--Taxation of Max Re Capital and its Subsidiaries--Ireland," insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

                                    (vii) Max Re Europe has made the appropriate
                  notification under the Insurance Act, 2000 to the Minister for Enterprise, Trade & Employment and has received the appropriate acknowledgement to entitle the Company to carry on reinsurance business; and

                                    (viii) Max Re Europe has filed all statutory
                  financial returns, reports, documents and other information required to be filed pursuant to the applicable Insurance Acts of Ireland, except where the failure, singly or in the aggregate, to file such return, report, document or information or to pay such taxes would not have a Material Adverse Effect; and Max Re Europe maintains its books and registers required in the Companies Acts 1963 to 1999 of Ireland in accordance with those Acts, except where the failure to so maintain its books and records, singly or in the aggregate, would not have a Material Adverse Effect.

                  (f) The Underwriters shall have received on the Closing Date an opinion of Graham, Thompson & Co., outside Bahamian counsel for the Company, dated the Closing Date, to the effect that:

                                    (i) MDS has been duly incorporated, is
                  validly existing as a corporation in good standing under the laws of the Bahamas and has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in the Bahamas and there is no petition or resolution for the winding up of MDS on file at the Companies Registry in The Bahamas;

                                    (ii) all of the issued shares of capital
                  stock of MDS have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by Max Re Ltd., and, to the best of such counsel's knowledge, are free and clear of all liens, encumbrances, equities or claims;

                                    (iii) except as described in the Prospectus,
                  there are no limits, whether direct or indirect, under any provision of applicable law, under the Memorandum or Articles of Association of MDS, under any agreement or other instrument binding upon MDS or any of their properties, or under any judgment, order or decree of any Bahamas governmental body, agency or court having jurisdiction over MDS, on the ability of MDS (i) to pay any dividends to the Company, (ii) to make any redemptions of its capital stock, (iii) to repay to the Company any loans or advances to it from the Company or (iv) to transfer any of its property or assets to the Company or any other subsidiary of the Company, where such dividends and redemptions referred to in clauses (i) and (ii) are the only permitted distributions on the capital stock of MDS pursuant to Bahamian law;

                                    (iv) to the best of such counsel's
                  knowledge, MDS is not in violation of its Memorandum or Articles of Association;

                                    (v) the execution and delivery by the
                  Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or, to the best of such counsel's knowledge, any agreement governed by Bahamian law filed as an exhibit to the Registration Statement, or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court of the Bahamas having jurisdiction over MDS, and no consent, approval, authorization or order of, or qualification with, any Bahamas governmental body or agency is required for the performance by the Company of its obligations under this Agreement;

                                    (vi) after due inquiry, such counsel does
                  not know of any legal or governmental proceedings pending or threatened in The Bahamas to which MDS is a party or to which any of the properties of MDS is subject and there are no outstanding judgments or proceedings commenced against MDS before the courts of The Bahamas;

                                    (vii) MDS is not entitled or required under
                  any existing applicable law or regulation of The Bahamas to make any withholding or deduction in respect of any tax or otherwise from any payment which it is or may be required to make by way of dividend or other distribution; and

                                    (viii) MDS qualifies as an exempt mutual
                  fund under the provisions of the Mutual Funds Act of The Bahamas, and as a result it is not required to be licensed by the Securities Commission of The Bahamas and MDS is not in violation of any governmental reporting requirements in respect of such status.

                  (g) The Underwriters shall have received on the Closing Date an opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., United States counsel for the Underwriters, dated the Closing Date, covering the matters referred to in Sections 5(c)(vii) (but only as to the statements in the Prospectus under "Underwriters") and 5(c)(x) and the final paragraph of 5(c) above and an opinion of Appleby Spurling & Kempe, Bermuda counsel for the Underwriters, dated the Closing Date, covering the matters referred to in Sections [5(d)(vi), 5(d)(viii) and 5(d)(xiv)] (but only as to the statements in the Prospectus under "Description of Capital Stock") above.

                  The opinions of Akin, Gump, Strauss, Hauer & Feld, L.L.P., Conyers Dill & Pearman, A&L Goodbody and Graham, Thompson & Co. described in Sections 5(c), 5(d), 5(e) and 5(f) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

                  (h) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from KPMG, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

                  (i) The "lock-up" agreements, each substantially in the form of Exhibit B hereto, between you and certain shareholders, officers and directors of the Company, and in the form of Exhibit C hereto, between you and certain shareholders, relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

                  The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.

                  6. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

                                    (a) To furnish to you, without charge, [6]
                  signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

                                    (b) Before amending or supplementing the
                  Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

                                    (c) If, during such period after the first
                  date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

                  (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided, that in no event shall the company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to material taxation or service of process in suits, other than those arising out of the offering or sale of shares of the Common Stock, in any jurisdiction where it is not now so subject.

                  (e) To make generally available (within the meaning of Section 11(a) of the Securities Act) to the Company's security holders and to you as soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement.

                  (f) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum (such fees and disbursements of counsel not to exceed $10,000), (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters (including without limitation any fees and disbursements of counsel incurred on behalf of, and other disbursements of, Morgan Stanley in Morgan Stanley's capacity as "qualified independent underwriter" in connection with the offering of the Shares) incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc.,
(v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the Nasdaq National Market, (vi) the cost of printing certificates representing the Shares,

(vii) the costs and charges of any transfer agent, registrar or depositary,
(viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants (excluding the Underwriters), and the cost of any aircraft chartered in connection with the road show, (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section, and (x) all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program (such fees, exclusive of any fees incurred due to legal work conducted by Company counsel in Ireland, A&L Goodbody, not to exceed $25,000) and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program. It is understood, however, that except as provided in this Section, Section 7 entitled "Indemnity and Contribution", and the last paragraph of Section 8 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

                  (g) In connection with the Directed Share Program, to ensure that the Directed Shares will be restricted to the extent required by the National Association of Securities Dealers, Inc. (the "NASD") or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. Salomon Smith Barney will notify the Company as to which Participants will need to be so restricted. The Company will direct the removal of such transfer restrictions upon the expiration of such period of time.

                  Furthermore, the Company covenants with Salomon Smith Barney that the Company will comply with all applicable securities and other applicable laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

                  (h) The Company acknowledges and agrees that, unless it has received the prior written consent of Morgan Stanley and Salomon Smith Barney, it will not (i) for a 180-day period commencing on the date that the Registration Statement became effective, amend, modify or otherwise change any provision of the Shareholders' Agreement or the Section 5 Provisions which imposes a restriction on, or otherwise limits, the transferability of securities owned or otherwise held by any party thereto, including, without limitation,
Section 7 of the Shareholders' Agreement (such restrictions and limitations being referred to as "Transfer Restrictions"), (ii) with respect to any shareholder of the Company who has not delivered a "lock-up" agreement pursuant to Section 5(i) hereof, consent to the transfer of any securities subject to the Transfer Restrictions owned or otherwise held by any party to the Shareholders' Agreement, and (iii) with respect to any shareholder of the Company who has not delivered a "lock-up" agreement pursuant to Section 5(i) hereof, waive the obligation of any party to the

Shareholders' Agreement to comply with the Transfer Restrictions unless Morgan Stanley and Salomon Smith Barney have previously released such securities or such party from the Transfer Restrictions with respect to the contemplated transfer in writing. The Company acknowledges and agrees that it has on or prior to the date hereof instructed its transfer agent in writing (the "Instructions") to (i) not register for transfer any securities which are subject to the Transfer Restrictions for the period the Transfer Restrictions by their terms apply, and (ii) advise the Company in writing with a copy to each of Morgan Stanley and Salomon Smith Barney in the event that any securities subject to the Transfer Restrictions are presented to the transfer agent for transfer. The Company shall not revoke, change or otherwise modify the Instructions without obtaining the prior written consent of Morgan Stanley and Salomon Smith Barney. The Company agrees that it will use reasonable efforts to take all appropriate action to stop any attempted transfer that is intended to circumvent or would have the effect of circumventing, the intent of this Section, the Transfer Restrictions or the Instructions.

                  7. Indemnity and Contribution. (a) (i) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 6(a) hereof. (ii) The Company also agrees to indemnify and hold harmless [Morgan Stanley] and each person, if any, who controls [Morgan Stanley] within the meaning of either
Section 15 of the Securities Act, or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments incurred as a result of [Morgan Stanley's] participation as a "qualified independent underwriter" within the meaning of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers in connection with the offering of the Shares, except for any losses, claims, damages, liabilities, and judgments resulting from [Morgan Stanley's], or such controlling person's, willful misconduct.

                  (b) The Company agrees to indemnify and hold harmless Salomon Smith Barney, the directors, officers, employees and agents of Salomon Smith Barney and each person, who controls Salomon Smith Barney within the meaning of either the Securities Act or the Exchange Act ("Salomon Smith Barney Entities"), from and against any and all losses, claims, damages and liabilities to which they may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), insofar as such losses, claims, damages or liabilities (or actions in respect thereof)
(i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the prospectus wrapper material prepared by or with the consent of the Company for distribution in foreign jurisdictions in connection with the Directed Share Program attached to the Prospectus or any preliminary prospectus, (such material attached to the Prospectus, the "Prospectus Wrapper" and such material attached to any preliminary prospectus, the "Preliminary Prospectus Wrapper") or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein, when considered in conjunction with the Prospectus or any applicable preliminary prospectus, not misleading; (ii) are caused by the failure of any Participant to pay for and accept delivery of the Directed Shares that such Participant has agreed to purchase; or (iii) relate to, arise out of, or occur in connection with the Directed Share Program, provided that, in the case of clause (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of Salomon Smith Barney specifically for inclusion therein and that in the case of clause (iii) the Company will not be liable to the extent that such loss, claim, damage or liability results from the gross negligence or willful misconduct of Salomon Smith Barney; provided further, that the foregoing indemnity with respect to the Preliminary Prospectus Wrapper or the Prospectus Wrapper shall not inure to the benefit of any Salomon Smith Barney Entity from whom the person asserting any such loss, claim, damage or liabilities purchased the Shares, to the extent that any such loss, claim, damage or liability of such Salmon Smith Barney Entity occurs under the circumstance where it shall have been determined by a court of competent jurisdiction by final nonappealable judgment that (w) the Company had previously furnished copies of the Prospectus Wrapper to Salomon Smith Barney, (x) delivery of the Prospectus Wrapper was required by applicable law to be made to such person, (y) the untrue statement or omission of a material fact contained in the Preliminary Prospectus Wrapper was corrected in the Prospectus Wrapper and (z) there was not sent or given to such person, at or prior to the written confirmation of the sale of the Shares to such person, a copy of the Prospectus Wrapper.

                  (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

                  (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a), 7(b) or 7(c), such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred; provided, however, that notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 7(a)(ii) hereof in respect of such proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for [Morgan Stanley] in its capacity as a "qualified independent underwriter" and all persons, if any, who control [Morgan Stanley] within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act; and provided, further, however, that notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 7(b) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for Salomon Smith Barney, the directors, officers, employees and agents of Salomon Smith Barney, and all persons, if any, who control Salomon Smith Barney within the meaning of either the Securities Act or the Exchange Act for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program. Any firm retained to represent one or more indemnified parties shall be designated in writing by Morgan Stanley and Salomon Smith Barney, in the case of parties indemnified pursuant to Section 7(a)(i), by [Morgan Stanley], in the case of parties indemnified pursuant to Section 7(a)(ii), by Salomon Smith Barney, in the case of parties indemnified pursuant to Section 7(b), and by the Company, in the case of parties indemnified pursuant to Section 7(c). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                  (e) To the extent the indemnification provided for in Section 7(a), 7(b) or 7(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 7(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(e)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

                  (f) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                  (g) The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

                  8. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or a general moratorium on commercial banking activities in Bermuda shall have been declared by Bermuda authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 8(a)(i) through 8(a)(iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

                  9. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

                  If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 8 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Firm

Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

                  If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

                  10. Submission to Jurisdiction; Appointment of Agent for Service. In further consideration of the agreement of the Underwriters herein contained, the Company agrees and covenants as follows:

                  The Company irrevocably agrees that any legal suit, action or proceeding against the Company brought by any Underwriter or by any person who controls such Underwriter within the meaning of either Section 15 of the Securities Act of Section 20 of the Exchange Act (a "Control Person") arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any United States Federal or state court in the Borough of Manhattan, The City of New York, State of New York (a "New York Court"), and irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, irrevocably waives any objection based on the absence of a necessary or indispensable party in any such proceeding and irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company irrevocably waives any immunity to jurisdiction to which it may otherwise be entitled or become entitled (including immunity to pre-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of this Agreement or the transactions contemplated hereby which is instituted in any New York Court or in any foreign court. To the extent permitted by law, each of the Company hereby waives any objection to the enforcement by any competent foreign court of any judgment validly obtained in any such proceeding. The Company designates and appoints CT Corporation System in New York City as its authorized agent (the "Authorized Agent") upon which process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by any Underwriter or by any Control Person, expressly consents to the non-exclusive jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointments shall be irrevocable. The Company represents and warrants that its Authorized Agent has agreed to act as said agent for service of process and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service of process to it shall be deemed, in every respect, effective service of process upon the Company. Notwithstanding the foregoing, any action based on this Agreement or the transactions contemplated hereby may be instituted by any Underwriter or any Control Person in any competent foreign court.

                  The provisions of this Section 10 shall survive any termination of this Agreement, in whole or in part.

                  11. Judgment Currency. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in currency (the "judgment currency") other than United States dollars, the party against whom such judgment or order has been given or made will indemnify each party in whose favor such judgment or order has been given or made (the "Indemnitee") against any loss incurred by the Indemnitee as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which the Indemnitee is able to purchase United States dollars with the amount of the judgment currency actually received by such Indemnitee. The foregoing indemnity shall constitute a separate and independent obligation of the Company and the Underwriters and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include any reasonable premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

                  12. Waiver of Immunity. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement.

                  13. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  14. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

                  15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.


                                            Very truly yours,

                                            Max Re Capital Ltd.



                                            By:____________________________
                                              Name:
                                              Title:




Accepted as of the date hereof

Morgan Stanley & Co. Incorporated
Salomon Smith Barney Inc.

Acting severally on behalf of themselves and the several Underwriters named in
  Schedule I hereto.

By: Morgan Stanley & Co. Incorporated



               By:__________________________
                 Name:
                 Title:

                                                                      SCHEDULE I





                                                           Number of
                                                          Firm Shares
                    Underwriter                         To Be Purchased

Morgan Stanley & Co. Incorporated

Salomon Smith Barney Inc.

Goldman, Sachs & Co.

Banc of America Securities LLC

Dresdner Kleinwort Wasserstein Securities LLC

[NAMES OF OTHER UNDERWRITERS]














                                                          ---------------

                                          Total ........
                                                          ===============

                                                                     SCHEDULE II

                                    [TO COME]

                                                                     Exhibit A-1

                           TRANSFER AGENT INSTRUCTIONS

                               MAX RE CAPITAL LTD.

                                    [ ], 2001



[Transfer Agent]



Ladies and Gentlemen:

Reference is made to that Underwriting Agreement dated as of [ ], 2001 (the "Agreement") by and among Max Re Capital Ltd. (the "Company") and the several underwriters named therein, for whom Morgan Stanley & Co. Incorporated ("Morgan Stanley") and Salomon Smith Barney Inc. ("Salomon Smith Barney" and together with Morgan Stanley, the "Managers") are acting as representatives.

This letter shall serve as our instruction to you to record a stop order against any attempt to transfer any common shares of the Company represented by the certificates that are issued and outstanding on the date hereof (the "Subject Shares") from the date hereof until [ ], 2001. Please be advised that during this period, you are hereby instructed not to register or record any transfer of the Subject Shares unless you have received from the Company and the Managers a Letter of Instruction in the form attached hereto as Exhibit I. Furthermore, if any certificates representing the Subject Shares are presented for transfer prior to [ ], 2001, please notify the Company in writing at:

Max Re Capital Ltd.
Ascot House
28 Queen Street
Hamilton HM11
Bermuda
Attention: Keith Hynes

with copies to:

Morgan Stanley & Co. Incorporated        and           Salomon Smith Barney Inc.
1585 Broadway                                          388 Greenwich Street
New York, NY     10036                                 New York, NY     10013
Attention: [           ]                               Attention: [            ]

Please be advised that the Managers are relying on this letter as an inducement to enter into the Agreement and, accordingly, the Managers are third party beneficiaries to these instructions.

Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions. Should you have any questions concerning this matter, please contact Keith Hynes at (441) 294-2202.


                                                     Max Re Capital Ltd.


                                                     By: ____________________
                                                     Name:
                                                     Title:



The foregoing instructions are acknowledged
and agreed to this _____ day of [        ], 2001

[Transfer Agent]


By:_______________
Name:
Title:

                                                                       Exhibit I
                             [LETTER OF INSTRUCTION]

                               MAX RE CAPITAL LTD.

                                    [ ], 2001

[Transfer Agent]


Ladies and Gentlemen:

Reference is made to the instructions provided to you by Max Re Captial Ltd. (the "Company") by letter dated [ ], 2001 with respect to the transfer of certain common shares of the Company. You are hereby authorized and instructed to record the following transfer:

Certificate        Number                   From                     To
  Number          of Shares         Registered Holder          Registered Holder

 ---------         -------            --------------            ---------------
                                      --------------            ---------------
                                      --------------            ---------------

Please be advised that this letter of instruction authorizes only the specific transfer described above, and no other transfer, whether of additional common shares or from or to additional holders, is authorized.

Should you have any questions concerning this matter, please contact Keith Hynes at the Company at (441) 294-2202.

                                             Sincerely,


                                             ------------------
                                             Name:
                                             Title:

Authorized by:                                     Authorized by:
Morgan Stanley & Co Incorporated                   Salomon Smith Barney Inc.


---------------------                              ---------------------
Name:                                              Name:
Title:                                             Title:

                                                                     Exhibit A-2

Subscription Agreement, Section 5:

5. Subscriber Bound By Terms of Shareholders' Agreement. The terms and provisions of the Shareholders' Agreement are hereby incorporated herein by reference and shall be deemed to be a part hereof. By executing this Agreement, the Subscriber shall be bound by the terms and provisions of the Shareholders' Agreement, a copy of which has been made available to the Subscriber, and the Subscriber shall be deemed to be a "Shareholder" and holder of "Registrable Securities" thereunder. The Subscriber acknowledges that Max Re Ltd., each of the Founding Investors (as defined in the Shareholders' Agreement) and the other parties to the Shareholders' Agreement are third-party beneficiaries to this Section 5 and shall be entitled to enforce their respective rights against the Subscriber under the Shareholders' Agreement. The Subscriber hereby irrevocably constitutes and appoints each of the officers of the Company, with full power of substitution, as the Subscriber's true and lawful representative and attorney, granting unto such attorney full power and authority in the Subscriber's name, place and stead to make, execute, acknowledge, deliver, swear to, file and record in all necessary or appropriate places the Shareholders' Agreement substantially in the form attached to the Memorandum but with such material amendments thereto as the Subscriber agrees. The power of attorney granted hereby is coupled with an interest, is irrevocable, and shall survive the death, dissolution, winding-up, amalgamation, merger, incompetency or incapacity of the Subscriber. The Subscriber shall not transfer the Shares to any person except in accordance with the Shareholders' Agreement and the transferee of such Shares agrees to be bound by the terms of this Section 5 and the Shareholders' Agreement. Any transfer of the Shares in violation of this Section 5 or the Shareholders' Agreement shall be void ab initio and shall not be recorded in the -- ------ Company's Register of Members. The provisions of this Section 5 shall survive the subscription made hereby and shall remain in full force and effort for so long as the Shareholders' Agreement is in effect.

                                                                       Exhibit B


       [FORM OF LOCK-UP LETTER - OFFICERS, DIRECTORS AND 5% SHAREHOLDERS]



                                              _____________, 2001



Morgan Stanley & Co. Incorporated
Salomon Smith Barney Inc.
c/o Morgan Stanley & Co. Incorporated
    1585 Broadway
    New York, NY  10036

Dear Sirs and Mesdames:

                  The undersigned understands that Morgan Stanley & Co. Incorporated ("Morgan Stanley") and Salomon Smith Barney Inc. ("Salomon Smith Barney") propose to enter into an Underwriting Agreement (the "Underwriting Agreement") with Max Re Capital Ltd., a company existing under the laws of Bermuda (the "Company"), providing for the public offering (the "Public Offering") by the several Underwriters, including Morgan Stanley and Salomon Smith Barney (the "Underwriters"), of ___ (the "Shares") Common Shares, par value $1.00 per share, of the Company (the "Common Stock").

                  To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley and Salomon Smith Barney on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the "Prospectus"),
(1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock any securities convertible into or exercisable or exchangeable for Common Stock or any securities convertible into or exchangeable or exercisable for any such securities or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley and Salomon Smith Barney on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock, any securities convertible into or exercisable or exchangeable for Common Stock or any securities convertible into or exchangeable or exercisable for any such securities. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the undersigned's shares of Common Stock except in compliance with the foregoing restrictions.

                  The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns.

                  Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

                                                    Very truly yours,


                                                    -------------------------
                                                     (Name)

                                                    -------------------------
                                                     (Address)

                                                                       Exhibit C


                     [FORM OF LOCK-UP LETTER - SHAREHOLDERS]



                                                 _____________, 2001



Morgan Stanley & Co. Incorporated
Salomon Smith Barney Inc.
c/o Morgan Stanley & Co. Incorporated
    1585 Broadway
    New York, NY  10036

Dear Sirs and Mesdames:

                  The undersigned understands that Morgan Stanley & Co. Incorporated ("Morgan Stanley") and Salomon Smith Barney Inc. ("Salomon Smith Barney") propose to enter into an Underwriting Agreement (the "Underwriting Agreement") with Max Re Capital Ltd., a company existing under the laws of Bermuda (the "Company"), providing for the public offering (the "Public Offering") by the several Underwriters, including Morgan Stanley and Salomon Smith Barney (the "Underwriters"), of ___ (the "Shares") Common Shares, par value $1.00 per share, of the Company (the "Common Stock").

                  To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley and Salomon Smith Barney on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the "Prospectus"),
(1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock any securities convertible into or exercisable or exchangeable for Common Stock or any securities convertible into or exchangeable or exercisable for any such securities or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley and Salomon Smith Barney on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common

Stock, any securities convertible into or exercisable or exchangeable for Common Stock or any securities convertible into or exchangeable or exercisable for any such securities. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the undersigned's shares of Common Stock except in compliance with the foregoing restrictions.

                  The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns.

                  Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

                                             Very truly yours,


                                             -------------------------
                                             (Name)

                                             -------------------------
                                             (Address)

                                      D-2